UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 25, 2011

CHINA GREEN ENERGY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53547	26-1548693
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

Jiangsu Wujin Lijia Industrial Park
Lijia Town
Wujin District, Changzhou City
Jiangsu Province 213176
People’s Republic of China
(Address of principal executive offices)

+ (86) 519-86230102
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 25, 2011, Jiangsu Best Electrical Appliances Co., Ltd., a Chinese corporation (the “Subsidiary”), a wholly-owned subsidiary of China Green Energy Industries, Inc. (the “Company”), acquired the NICONIA LEV brand and retail sales network. The NICONIA brand was owned by Changzhou Benshen Bicycle Co., Ltd. (“Benshen”). Benshen is a leading manufacturer of light-weight electric vehicles with a sales network of approximately 350 retail stores in China. The total purchase price for the NICONIA brand and retail sales network was approximately $3.0 million pursuant to an Asset Purchase Agreement, dated January 25, 2011, among the Subsidiary and Benshen (the “ Asset Purchase Agreement”). The Company issued a press release on January 25, 2011 announcing the acquisition of the NICONIA brand and retail sales network. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated January 25, 2011, by and between Jiangsu Best Electrical Appliances Co., Ltd. and Changzhou Benshen Bicycle Co., Ltd.
99.1	Press release, dated January 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Green Energy Industries, Inc.

Date: January 25, 2011

/s/ Jianliang Shi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated January 25, 2011, by and between Jiangsu Best Electrical Appliances Co., Ltd. and Changzhou Benshen Bicycle Co., Ltd.
99.1	Press release, dated January 25, 2011